Exhibit 10.3

Sabine Pass Liquefaction, LLC

November 3, 2021

Cheniere Marketing International LLP
3rd Floor, The Zig Zag Building
70 Victoria Street
London SW1E 6SQ, United Kingdom
Attn: Commercial Operations

Re: Letter Agreement regarding the Base SPA (“Letter Agreement”)

Dear Sir or Madam:

The Parties have entered into that certain Amended and Restated LNG Sale and Purchase Agreement (FOB) dated August 5, 2014 between Sabine Pass Liquefaction, LLC and Cheniere Marketing International LLP (as assignee of Cheniere Marketing, LLC) (as amended and assigned, the “Base SPA”). Capitalized terms used but not defined herein shall have the meanings given them in the Base SPA. This Letter Agreement sets forth the terms of certain sales and purchases of LNG under the Base SPA.

The Parties hereby agree that, notwithstanding Section 9.2 and subject to Section 14 of the Base SPA, the FPC (expressed in USD per MMBtu) applicable to up to thirty-five (35) cargoes scheduled for delivery in Contract Year 2022 shall equal USD one decimal nine two per MMBtu (US$1.92/MMBtu).

Please indicate Buyer’s agreement with the terms of this Letter Agreement by executing a copy of this Letter Agreement where indicated below and returning it to Seller.

Sincerely,

Sabine Pass Liquefaction, LLC

By:	/s/ Zach Davis
Zach Davis
Chief Financial Officer

Accepted and Agreed:

Cheniere Marketing International LLP
acting by its managing member, Cheniere Marketing, LLC

By:	/s/ Anatol Feygin
Anatol Feygin
Executive Vice President and Chief Commercial Officer
700 Milam Street, Suite 1900, Houston, Texas 77002
+1 713-375-5000